Exhibit 10.2

IPSCO Inc.

2005 Form 10-K

Amended Effective

December 31, 2002

IPSCO INC.

DEFERRED SHARE UNIT PLAN

FOR DIRECTORS

1.                                      INTRODUCTION

1.1                                 Purpose

The IPSCO Inc. Deferred Share Unit Plan for Directors has been established to provide directors of the Company with the opportunity to acquire share equivalent units convertible to cash or Common Shares upon their ceasing to act as directors. Acquiring such units will allow directors to participate in the long-term success of the Company and will promote a greater alignment of interests between the directors and the shareholders.

1.2                                 Definitions

For purposes of the Plan:

(a)                                  “Additional Fees” means the Chairman of the Board of Directors annual fee, Chairman of a Committee annual fee, per Board Meeting fee (for either in person or by telephone attendance) and per Committee Meeting fee payable in addition to the Annual Retainer to Eligible Directors pursuant to the Compensation Plan;

(b)                                 “Annual Retainer” means the annual retainer payable to an Eligible Director in each year as determined by the Board from time to time in its discretion, for service as a member of the Board during a calendar year and which, for the year 2000, shall be U.S.$28,000;

(c)                                  “Applicable Withholding Taxes” means any and all taxes and other source deductions or other amounts which the Company is required by law to withhold from any amounts to be paid or credited hereunder;

(d)                                 “Award Date” means each date on which Deferred Share Units are credited to an Eligible Director in accordance with Section 3.1, which shall be, unless otherwise determined by the Committee, the last business day of each calendar quarter of each year;

(e)                                  “Award Market Value” means the last sale price of a board lot of Common Shares on The Toronto Stock Exchange on the last trading day on such Exchange prior to the Award Date on which there was a trade of a board lot of Common Shares;

(f)                                    “Board” means the board of directors of the Company;

(g)                                 “Committee” means the committee of the Board responsible for recommending to the Board the compensation of the Eligible Directors, which at the effective date of the Plan is the Nomination and Governance Committee;

(h)                                 “Common Shares” means the common shares of the Company;

(i)                                     “Company” means IPSCO Inc.;

(j)                                     “Compensation Plan” means the compensation plan for directors of the Company approved by the Board, effective January 1, 2000, as amended from time to time;

(k)                                  “Deferred Share Unit” means a unit equivalent in value to a Common Share, credited by means of a bookkeeping entry in the books of the Company in accordance with Section 3;

(l)                                     “Deferred Share Unit Amount” has the meaning given thereto in Section 4.1;

(m)                               “Dividend Equivalents” means a bookkeeping entry whereby each Deferred Share Unit is credited with the equivalent amount of the dividend paid on a Common Share in accordance with Section 3.3;

(n)                                 “Dividend Market Value” means the last sale price of a board lot of Common Shares on The Toronto Stock Exchange on the last trading day on such Exchange prior to a dividend payment date on which there was a trade of a board lot of Common Shares;

(o)                                 “Elected Fees” has the meaning ascribed to such term in Section 3.1;

(p)                                 “Election Form” means a document substantially in the form of Schedule “A” to this Plan;

(q)                                 “Eligible Director” means a person who is, at the relevant time, a director or former director of the Company who is not an employee of the Company or any of its subsidiaries;

(r)                                    “Plan” means this IPSCO Inc. Deferred Share Unit Plan for Directors, as amended from time to time;

(s)                                  “Redemption Date” means the date upon which an Eligible Director ceases to be a member of the Board; and

(t)                                    “Redemption Value” means the last sale price of a board lot of Common Shares on The Toronto Stock Exchange on the last trading day on such Exchange prior to the Redemption Date on which there was a trade of a board lot of Common Shares.

1.3                                 Effective Date of Plan

The effective date of the Plan shall be January 1, 2000 or such later date as the Board may determine.

2.                                      ADMINISTRATION

2.1                                 Administration of the Plan

The Plan shall be administered by the Board of Directors which shall, without limitation, have full and final authority in its discretion, but subject to the express provisions of the Plan, to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it and to make all other determinations deemed necessary or advisable for the administration of the Plan. The Board of Directors may delegate any or all of its authority with respect to the administration of the Plan and any or all of the rights, powers and discretions with respect to the Plan granted to it hereunder to the Committee or such other committee of directors of the Company as the Board of Directors may designate and upon such delegation the Committee or other committee of directors, as the case may be, as well as the Board of Directors, shall be entitled to exercise any or all of such authority, rights, powers and discretions with respect to the Plan. The directors of the Company may fully participate in voting and in other deliberations or proceedings of the Board of Directors in respect of the Plan, notwithstanding: (i) the eligibility of the directors to participate in the Plan; and (ii) that the directors may hold Deferred Share Units granted pursuant to the Plan.

2.2                                 Determination of Value if Common Shares Not Publicly Traded

Should Common Shares no longer be publicly traded at the relevant time such that the Redemption Value and/or the Award Market Value and/or the Dividend Market Value cannot be determined in accordance with the formulae set out in the definitions of those terms, such values shall be determined by the Committee in good faith.

2.3                                 Taxes and Other Source Deductions

The Company shall be authorized to deduct from any amount to be paid or credited hereunder any Applicable Withholding Taxes in such manner as the Company determines.

3.                                      DEFERRED SHARE UNITS

3.1                                 Award of Deferred Share Units

Each Eligible Director shall be credited with Deferred Share Units in respect of one-half, of such director’s Annual Retainer or the full amount of the Annual Retainer if so elected pursuant to Section 3.2(a) and the amount elected with respect to payment of Additional Fees, if any, made by each Eligible Director pursuant to Section 3.2(b) (collectively the “Elected Fees”), in each case in the manner set forth in this Plan. All Deferred Share Units to be credited to an Eligible Director will be credited to an account maintained for the Eligible Director on the books of the Company. Deferred Share Units will be credited to an Eligible Director in respect of the Annual Retainer and Elected Fees, if any, earned in the calendar quarter ended on the Award Date. The number of Deferred Share Units (including fractional Deferred Share Units) to be credited as of each Award Date shall be determined by dividing (a) the amount of the applicable portion of the Annual Retainer and Elected Fees, if any, to be credited in Deferred Share Units on that Award Date by (b) the Award Market Value.

3.2                                 Election

Each Eligible Director shall have the right to elect once each calendar year whether such director wishes to receive: (a) all of such director’s Annual Retainer; and/or (b) all or half of such director’s Additional Fees for the immediately succeeding year in the form of Deferred Share Units. This election shall be made by completing, signing and delivering to the Secretary of the Company the Election Form: (i) in the case of an existing director, by the end of the calendar year preceding the year to which such election is to apply; or (ii) in the case of a new director, as soon as possible after the director’s appointment. In each case, the election, when made, shall ~~only~~ apply prospectively with respect to the Eligible Director’s Annual Retainer and Additional Fees yet to be earned. Where no election is made with respect to the remaining Annual Retainer or Additional Fees, such fees will remain in the form of a cash payment.

3.3                                 Credits for Dividends

An Eligible Director’s account shall be credited with Dividend Equivalents in the form of additional Deferred Share Units on each dividend payment date in respect of which ordinary course cash dividends are paid on Common Shares. Such Dividend Equivalents shall be computed by dividing: (a) the amount obtained by multiplying the amount of the dividend declared and paid per Common Share by the number of Deferred Share Units recorded in the Eligible Director’s account on the record date for the payment of such dividend, by (b) the Dividend Market Value, with fractions computed to three decimal places.

3.4                                 Reporting of Deferred Share Units

Statements of the Deferred Share Unit accounts will be provided to the Eligible Directors at least annually.

4.                                      REDEMPTION OF DEFERRED SHARE UNITS

4.1                                 Redemption of Deferred Share Units

(a)                                  An Eligible Director shall be entitled on the Redemption Date to redeem the Deferred Share Units credited to the Eligible Director’s account for an amount (the “Deferred Share Unit Amount”) equal to the product that results from multiplying (i) the number of Deferred Share Units recorded in the Eligible Director’s account on the Redemption Date by (ii) the Redemption Value of the Common Shares. Upon payment in full of the value of the Deferred Share Unit Amount, the Deferred Share Units shall be cancelled.

(b)                                 The Deferred Share Unit Amount payable to an Eligible Director, less any Applicable Withholding Taxes, may be used to acquire Common Shares on the open market through an independent broker designated by the Eligible Director (the “Designated Broker”) or may be paid in cash to the Eligible Director, at the Eligible Director’s option. Notwithstanding the foregoing, the Company may, in its discretion, (i) pay the Deferred Share Unit Amount, less any Applicable Withholding Taxes, in cash if the Company considers that purchase of the Common Shares and delivery thereof to an Eligible Director in a jurisdiction would require the Company to comply with legal requirements of the jurisdiction applicable to the Eligible Director or the Company with respect to the purchase of Common Shares, or (ii) subject to the receipt of any necessary shareholder and regulatory approvals, issue to the Eligible Director such number of Common Shares as equals the number of Deferred Share Units recorded in the Eligible Director’s account on the Redemption Date. If the Company issues Common Shares as aforesaid, such shares will be issued in consideration for the past services of the Eligible Director to the Company and the entitlement of the Eligible Director under this Plan shall be satisfied in full by such issuance of Common Shares. The Company will also make a cash payment, less any Applicable Withholding Taxes, to the Eligible Director with respect to the value of fractional Deferred Share Units standing to the Eligible Director’s credit after the maximum number of whole Common Shares has been issued by the Company as described above.

(c)                                  If the Eligible Director has elected, and the Company has determined, that payment of the Deferred Share Unit Amount be made in the form of Common Shares purchased on the open market through a Designated Broker, as described in Section 4.1 (b) above, the Company will calculate the number of whole Common Shares to be purchased by the Designated Broker on the open market on behalf and for the benefit of the Eligible Director. The number of Common Shares will be determined by dividing (i) the Deferred Share Unit Amount payable, less any Applicable Withholdings Taxes, by (ii) the Redemption Value of a Common Share as determined on the Redemption Date. On the Redemption Date or, if the Redemption Date is not a trading date for shares on the Toronto Stock Exchange, on the next such trading date, the Company shall advise the Designated Broker of the specified number of whole Common Shares to be purchased on behalf of the Eligible Director. The Designated Broker will purchase the specified number of whole Common Shares as soon practicable after being notified by the Company. On or before the date of settlement with respect to the purchase of the Common Shares by the Designated Broker, the Company, acting as agent for the Eligible Director, will pay the purchase price of the specified number of

Common Shares to the Designated Broker, together with any reasonable brokerage fees or commissions related thereto. The Company will also make a cash payment, less any Applicable Withholdings Taxes, to the Eligible Director with respect to the value of fractional Deferred Share Units still standing to the Eligible Director’s credit after the maximum number of whole Common Shares has been purchased as described above.

(d)                                 Notwithstanding the preceding paragraphs, if an Eligible Director becomes an employee of the Company or any of its subsidiaries, such Eligible Director’s Plan eligibility will be suspended. In such a circumstance, the director shall not be eligible to be credited with additional Deferred Share Units (other than Dividend Equivalents credited under Section 3.3 on the Deferred Share Units credited to such Eligible Director prior to the date of becoming such an employee) and shall not be eligible for redemption of Deferred Share Units as set out in the preceding paragraph until the later of the date of cessation of employment with the Company or any of its subsidiaries and the date on which the director ceases to be a member of the Board (the “Separation Date”). The date for redemption of the Deferred Share Units in these circumstances shall be the Separation Date and such date shall be deemed to be the Redemption Date for purposes of the redemption of the Deferred Share Units.

4.2                                 Death of Eligible Director Prior to Redemption

Upon the death of an Eligible Director prior to the redemption of the Deferred Share Units credited to the account of such Eligible Director under the Plan, the beneficiary, or, in the absence of a valid designation of a beneficiary, the estate of such Eligible Director, shall be entitled to redeem the Deferred Share Units in accordance with Section 4.1. For greater certainty, the Deferred Share Unit Amount payable shall be equivalent to the amount which would have been paid to the Eligible Director pursuant to and subject to Section 4.1, calculated as if the Eligible Director had previously ceased to be a director of the Company on the day prior to his or her death. The beneficiary or estate, as the case may be, shall be entitled to select the Redemption Date and the manner of payment in satisfaction of Deferred Share Units in the same manner as the Eligible Director would have been permitted to do so had he or she survived and ceased to be a director of the Company on the day prior to his or her death. Notwithstanding the foregoing, the Company may, in its discretion, (i) pay the Deferred Share Unit Amount, less any Applicable Withholding Taxes, in cash if the Company considers that purchase of the Common Shares and delivery thereof to an Eligible Director’s beneficiary or estate, as the case may be, in a jurisdiction would require the Company to comply with legal requirements of the jurisdiction applicable to the beneficiary, the estate or the Company with respect to the purchase of Common Shares, or (ii) subject to the receipt of any necessary shareholder and regulatory approvals, issue to the beneficiary or estate, as the case may be, such number of Common Shares as equals the number of Deferred Share Units recorded in the beneficiary’s or estate’s account on the Redemption Date.

5.                                      GENERAL

5.1                                 Adjustments to Deferred Share Units

In the event of the declaration of any stock dividend, a subdivision, consolidation, reclassification, exchange, or other change with respect to the Common Shares, or a merger, consolidation, spin-off, or other distribution (other than ordinary course cash dividends) of the Company’s assets to its shareholders, the account of each Eligible Director and the Deferred Share Units outstanding under the Plan shall be adjusted in such manner, if any, as the Board may in its discretion deem appropriate to reflect the event. However, no amount will be paid to, or in respect of, an Eligible Director under the Plan or pursuant to any other arrangement, and no Deferred Share Units will be granted to such Eligible Director to compensate for a downward fluctuation in the price of Common Shares, nor will any other form of benefit be conferred upon, or in respect of, an Eligible Director for such purpose.

5.2                                 Designation of Beneficiary

An Eligible Director may, by written notice to the Secretary of the Company, designate a person to receive the benefits payable under the Plan on the Eligible Director’s death, and may also by written notice to the Secretary of the Company alter or revoke such designation from time to time, subject always to the provisions of any applicable law. Such written notice shall be in such form and shall be executed in such manner as the Committee in its discretion may from time to time determine.

5.3                                 Amendment, Suspension, or Termination of Plan

(a)                                  The Board may from time to time amend or suspend the Plan in whole or in part and may at any time terminate the Plan. However, any such amendment, suspension, or termination shall not adversely affect the right of any Eligible Director with respect to Deferred Share Units credited to such Eligible Director at the time of such amendment, suspension or termination, without the consent of the affected Eligible Director.

(b)                                 If the Board terminates the Plan, no new Deferred Share Units will be credited to the account of an Eligible Director, but previously credited Deferred Share Units shall remain outstanding, shall be entitled to Dividend Equivalents as provided under section 3.3, and be paid in accordance with the terms and conditions of the Plan existing at the time of termination. The Plan will finally cease to operate for all purposes when the last remaining Eligible Director receives payment, in cash or Common Shares, in satisfaction of all Deferred Share Units recorded in the Eligible Director’s account.

5.4                                 Compliance with Laws

The administration of the Plan shall be subject to and performed in conformity with all applicable laws and any applicable regulations of a duly constituted authority. Should the Committee, in its sole discretion, determine that it is not feasible or desirable to honour an election in favour of Deferred Share Units due to such laws or regulations, its obligation shall be satisfied by means of an equivalent cash payment (equivalence being determined on a before-tax basis).

5.4                                 Reorganization of the Company

The existence of any Deferred Share Units shall not affect in any way the right or power of the Company or its shareholders to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, or any amalgamation, combination, merger or consolidation involving the Company or to create or issue any bonds, debentures, shares or other securities of the Company or the rights and conditions attaching thereto or to effect the dissolution or liquidation of the Company or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar nature or otherwise.

5.6                                 General Restrictions and Assignment

(a)                                  Except as required by law, the rights of an Eligible Director under the Plan are not capable of being anticipated, assigned, transferred, alienated, sold, encumbered, pledged, mortgaged or charged and are not capable of being subject to attachment or legal process for the payment of any debts or obligations of the Eligible Director.

(b)                                 Rights and obligations under the Plan may be assigned by the Company to a successor in the business of the Company.

5.5                                 No Right to Service

Neither participation in the Plan nor any action taken under the Plan shall give or be deemed to give any Eligible Director a right to continued appointment as a member of the Board and shall not interfere with any right of the shareholders of the Company to remove any Eligible Director as a member of the Board at any time.

5.8                                 No Shareholder Rights

Under no circumstances shall Deferred Share Units be considered Common Shares or shares of any other class of the Company, nor entitle any Eligible Director to exercise voting rights or any other rights attaching to the ownership of Common Shares, nor shall any Eligible Director be considered the owner of the Common Shares by virtue of the award of Deferred Share Units.

5.9                                 Governing Law

The Plan shall be governed by, and interpreted in accordance with, the laws of the Province of Saskatchewan and the laws of Canada applicable therein.

5.60                           Interpretation

In this text words importing the singular meaning shall include the plural and vice versa, and words importing the masculine shall include the feminine and neuter genders.

5.11                           Severability

The invalidity or unenforceability of any provision of this Plan shall not affect the validity or enforceability of any other provision and any invalid or unenforceable provision shall be severed from this Plan.

SCHEDULE “A”

IPSCO INC. DEFERRED SHARE UNIT PLAN FOR DIRECTORS

(the “Plan”)

ANNUAL ELECTION FORM

1.                                      Annual Retainer

I understand that one-half of my Annual Retainer will be received by me in the form of Deferred Share Units. I elect to receive the balance of my Annual Retainer as follows (please check either Box “A” or Box “B”):

A.	☐	in Deferred Share Units

- or -

B.	☐	in cash.

2.                                      Additional Fees

I elect to receive my Additional Fees as follows (please check either Box “A” or Box “B”):

A.	☐	50% in cash and 50% in Deferred Share Units

- or -

B.	☐	in Deferred Share Units

3.                                      Designation of Beneficiary

In accordance with the terms of the Plan, I hereby revoke any designation of beneficiary heretofore made by me under the Plan, and hereby appoint as designated beneficiary to receive any payment in accordance with the Plan that may fall due after my death:                                                                                                                              [insert full name]; provided, however, that if the above named beneficiary predeceases me such payment shall be made to my estate.

4.                                      I understand that:

•                                          All capitalized terms shall have the meanings attributed to them under the Plan.

•                                          All payments will be net of any Applicable Withholding Taxes.

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Witness Signature	)	Eligible Director Signature
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Witness Name (please print))		Eligible Director Name (please print)
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Date

Until this Election Form is returned to the General Counsel of the Company, 50% of the Annual Retainer will be received in the form of Deferred Share Units and the remaining 50% Annual Retainer as well as the Additional Fees will be paid in cash.